Exhibit 32

CERTIFICATION PURSUANT TO RULE 13a-14(b) UNDER

THE SECURITIES EXCHANGE ACT OF 1934 AND

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, Paul Donfried, the Chief Executive Officer of LaserLock Technologies, Inc. (the “Company”), and Scott McPherson, Chief Financial Officer of the Company, certifies, pursuant to Rule 13a-14(b) under the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on May 15, 2015.

By:	/s/ Paul Donfried
Paul Donfried Chief Executive Officer

By:	/s/ Scott McPherson
Scott McPherson Chief Financial Officer